UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2009

K’s Media

 (Formerly Kinglake Resources, Inc.)

Nevada

 (State or Other Jurisdiction of Incorporation)

000-52760

 (Commission File Number)

75-3263792

(I.R.S. Employer Identification No.)

8/F GongJieDaSha, Ji 2, GongTi Road East,
ChaoYang District, Beijing, China 100027

(Address of Principal Executive Offices) (Zip Code)

86-10-5921-2230

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 7, 2009, Yan Zhuang resigned from his positions as CEO and a director of K’s Media, a Nevada corporation (the “Registrant”).  To fill the vacancies created by his resignation, on the same date, the board of directors of the Registrant (the “Board”) appointed Andy Pang as the CEO, effective immediately, to serve at the discretion of the Board, until his successor(s) are duly appointed and qualified.

Mr. Andy Pang, 54, has over 35 years of professional media experience, with 15 years in mainland China. He is the Chief Operating Officer for the Registrant from Oct.2008 till present. Before joining K's Media, Mr. Pang was National Media Buying Director of Media Planning Group from Jan.2007 to September 2008. He was in charge of the buying unit for the 4 offices in Beijing, Shanghai, Guangzhou and Hong Kong. He was the Media Director for Dentsu China Ltd. from July 2003 till May 2006. His responsibility includes managing and in charge of the media department of Beijing Dentsu International Beijing Center.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K's Media
Date: May 7, 2009	By:	/s/ Jake Wei
Jake Wei
Chief Financial Officer